Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

AUTODESK, INC.

(a Delaware Corporation)

(as of March 17, 2020)

AMENDED AND RESTATED BYLAWS OF

AUTODESK, INC.

(a Delaware Corporation)

i

3.12	NOTICE OF ADJOURNMENT	28
3.13	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	28
3.14	FEES AND COMPENSATION OF DIRECTORS	28
3.15	APPROVAL OF LOANS TO OFFICERS	28
3.16	SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION	29

ARTICLE IV COMMITTEES		29

4.1	COMMITTEES OF DIRECTORS	29
4.2	MEETINGS AND ACTION OF COMMITTEES	29
4.3	COMMITTEE MINUTES	30
4.4	SUBCOMMITTEES	30

ARTICLE V OFFICERS		30

5.1	OFFICERS	30
5.2	ELECTION OF OFFICERS	30
5.3	REMOVAL AND RESIGNATION OF OFFICERS	30
5.4	VACANCIES IN OFFICES	31
5.5	CHAIRMAN OF THE BOARD	31
5.6	CHIEF EXECUTIVE OFFICER	31
5.7	PRESIDENT	31
5.8	CHIEF FINANCIAL OFFICER	31
5.9	EXECUTIVE OFFICER VICE PRESIDENTS	32
5.10	SECRETARY AND ASSISTANT SECRETARY	32
5.11	AUTHORITY AND DUTIES OF OFFICERS	32
5.12	EXECUTION OF CONTRACTS AND OTHER DOCUMENTS	32

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS		33

6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS	33
6.2	INDEMNIFICATION OF OTHERS	34
6.3	INSURANCE	34

ARTICLE VII MISCELLANEOUS		34

7.1	REPRESENTATION OF SECURITIES OF OTHER ENTITIES	34
7.2	CERTIFICATION AND INSPECTION OF BYLAWS	34

ARTICLE VIII GENERAL MATTERS		35

8.1	RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING	35
8.2	CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS	35
8.3	CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED	35
8.4	STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES	35
8.5	SPECIAL DESIGNATION ON CERTIFICATES	36

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8.6	LOST CERTIFICATES	37
8.7	TRANSFER AGENTS AND REGISTRARS	37
8.8	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	37
8.9	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL	37
8.10	WAIVER OF NOTICE	37
8.11	CONSTRUCTION; DEFINITIONS	38
8.12	FORUM SELECTION	38

ARTICLE IX AMENDMENTS		38

iii

AMENDED AND RESTATED

BYLAWS

OF

AUTODESK, INC.

(a Delaware corporation)

(as of March 17, 2020)

ARTICLE I

CORPORATE OFFICES

1.1    REGISTERED OFFICE. The registered office of Autodesk, Inc. (the “corporation”) shall be fixed in the certificate of incorporation of the corporation.

1.2    OTHER OFFICES. The corporation may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1    PLACE OF MEETINGS. Meetings of stockholders of the corporation shall be held at any place within or outside the State of Delaware designated by the board of directors of the corporation (the “board of directors” or the “board”). The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of the State of Delaware or any successor legislation. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

2.2    ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the annual meeting, directors shall be elected, and any other proper business, brought in accordance with Section 2.5 of these bylaws, may be transacted. The board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board, or the chairperson of the meeting, may cancel, recess, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships.

2.3    SPECIAL MEETING.

(a)    A special meeting of the stockholders may be called at any time only by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board, the chairman of the board, the chief executive officer or the president (in the absence of a chief executive officer), but a special meeting may not be called by any other person or persons. The board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board, may cancel, recess, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(b)    The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairman of the board, the chief executive officer or the president (in the absence of a chief executive officer). Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing, or affecting the time when a special meeting of stockholders called by action of the board may be held.

2.4    NOTICE OF STOCKHOLDERS’ MEETINGS. Except as otherwise provided in the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws, all notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

2.5    ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS.

(a)    Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s notice of meeting (or any supplement thereto) or at the direction of the board of directors, or (B) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.5(a), on the record date for the determination of stockholders entitled to notice of the annual meeting, on the record date for the determination of stockholders entitled to vote at the annual meeting and at the time of the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.5. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (B) above shall be the exclusive means for a stockholder to bring business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto (including any rules or regulations promulgated thereunder, the “Exchange Act”)) before an annual meeting of stockholders. To comply with clause (B) of this Section 2.5(a), a stockholder’s notice must be timely received by the secretary of the corporation and must set forth all information required under this Section 2.5(a), as follows.

(i)    To be timely, a stockholder’s notice must be received by the secretary of the corporation at the principal executive offices of the corporation not later than 5:00 p.m. (Pacific time) on the ninetieth (90th) day or earlier than 9:00 a.m. (Pacific time) on the one hundred twentieth (120th) day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that if the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, then notice by the stockholder to be timely must be so received by the secretary of the corporation not later than 5:00 p.m. (Pacific time) on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, recess, cancellation, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.5(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(ii)    To be in proper written form, a stockholder’s notice to the secretary of the corporation must set forth as to each matter of business the stockholder intends to bring before the annual meeting:

(1)    a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting;

(2)    the name and address, as they appear on the corporation’s books, of the stockholder and any Stockholder Associated Person (as defined below);

(3)    the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person;

(4)    (A) any option, warrant, convertible security, stock appreciation right, swap, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (B) any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the corporation, (C) any short interest in any security of the corporation held by the stockholder or any Stockholder Associated Person (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of the corporation owned beneficially by the stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the corporation, (E) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or other entity in which the stockholder or any Stockholder Associated Person has any control over such entity, and (F) any performance-related fees (other than an asset-based fee) that the stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of the stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household;

(5)    (i) a representation and undertaking that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, will continue to be a holder of record of stock of the corporation entitled to vote at such meeting through the date of the meeting and intends to appear in person or by qualified representative at the meeting to propose such business, and (ii) the stockholder’s representation as to the accuracy of the information set forth in the notice;

(6)    a description of all agreements, arrangements and understandings between such stockholder or a Stockholder Associated Person and any other persons (including their names and addresses) with respect to either the proposal of such business or any securities of the corporation;

(7)    a description of any significant equity interests or any Derivative Instruments (or any other type of instrument contemplated by Section 2.5(a)(ii)(3))in any principal competitor of the corporation held by the stockholder or any Stockholder Associated Person;

(8)    a description of any direct or indirect interest of the stockholder or any Stockholder Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(9)    a completed and duly executed written questionnaire with respect to the background of the stockholder and any Stockholder Associated Person (which questionnaire shall be provided by the secretary promptly upon written request);

(10)    any material interest of the stockholder or a Stockholder Associated Person in such business;

(11)    any other information relating to such stockholder or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal pursuant to Section 14 of the Exchange Act;

(12)    such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action; and

(13)    a representation that such stockholder and any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (13), a “Business Solicitation Statement”).

In addition, to be in proper written form, a Business Solicitation Statement must be supplemented, if necessary not later than ten (10) days following the record date for the annual meeting so that the information contained in such Business Solicitation Statement is true and correct as of the record date. For purposes of these bylaws, a “Stockholder Associated Person” of a stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal, nomination or request, as the case may be, is being made; or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(iii)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.5(a) and, if applicable, Section 2.5(b)(i). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations and undertakings made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.5(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted. The foregoing provisions of this Section 2.5(a)

shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided.

(iv)    In addition to the foregoing provisions of this Section 2.5(a), a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(a). Nothing in this Section 2.5(a) shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(b)    Advance Notice of Director Nominations.

(i)    Advance Notice of Director Nominations at Annual Meetings.

(1)    Notwithstanding anything in these bylaws to the contrary, and subject to Section 2.5(d), only persons who are nominated in accordance with the procedures set forth in this Section 2.5(b)(i) or Section 2.5(d) shall be eligible for election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.5(b)(i), on the record date for the determination of stockholders entitled to notice of the annual meeting, on the record date for the determination of stockholders entitled to vote at the annual meeting and at the time of the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.5(b)(i) or Section 2.5(d). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(2)    To comply with clause (B) of Section 2.5(b)(i)(1), a nomination to be made by a stockholder must set forth all information required under this Section 2.5(b)(i) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, Section 2.5(a)(i); provided, however, that in the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement made by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least ten (10) days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder’s notice required by this Section 2.5(b)(i) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary of the corporation at the principal executive offices of the corporation not later than 5:00 p.m. (Pacific time) on the tenth (10th) day following the day on which such Public Announcement is first made by the corporation.

(3)    To be in proper written form, such stockholder’s notice to the secretary of the corporation must set forth:

a)    as to each person (a “nominee”) whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of the nominee; (B) the principal occupation or employment of the nominee; (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee; (D) the information required to be provided pursuant to Section 2.5(a)(ii)(4) with respect to the nominee; (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; (F) a written statement executed by the nominee acknowledging that (i) the nominee intends to serve a full term as a director of the Corporation, if elected, and (ii) as a director of the corporation, the nominee will owe fiduciary duties under Delaware law with respect to the corporation and its stockholders; (G) a written statement (a form of which will be provided by the secretary promptly upon request) of such nominee, in accordance with the corporation’s Corporate Governance Guidelines, that such nominee, if elected, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for election at the next meeting at which such person would again face election and upon acceptance of such resignation by the board of directors, ; (H) a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which such nominee has given any commitment or assurance to any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question; (I) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any Stockholder Associated Person, on the one hand, and each nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder and any Stockholder Associated Person, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (J) a completed and duly executed written questionnaire with respect to the background and qualification of the nominee (which questionnaire shall be provided by the secretary promptly upon written request); (K) the signed consent of each nominee to serve as a director of the Corporation if elected; and (L) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and

b)    as to the stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (12) of Section 2.5(a)(ii) above, and the update and supplement set forth in Section 2.5(c)(ii) (except, in each case, that the references to “business” or “proposal” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(4)    At the request of the board of directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation such other information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.5(b)(i).

(5)    In addition to the foregoing provisions of this Section 2.5(b)(i), a stockholder must also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 2.5(b)(i).

(6)    Without exception, no person shall be eligible for election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.5(b)(i). In addition, a nominee shall not be eligible for election if the nominee, the applicable stockholder or any Stockholder Associated Person, as applicable, takes action contrary to the representations and undertakings made in the Nominee Solicitation Statement applicable to such nominee or in any other notice to the corporation or if the Nominee Solicitation Statement applicable to such nominee or any other relevant notice contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(ii)    Advance Notice of Director Nominations for Special Meetings.

(1)    For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.5(b)(ii), on the record date for the determination of stockholders entitled to notice of the special meeting, on the record date for the determination of stockholders entitled to vote at the special meeting, and at the time of the special meeting, and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.5(b)(i)(3) and (4). To be timely, such notice must be received by the secretary of the corporation at the principal executive offices of the corporation not later than 5:00 p.m. (Pacific time) on the tenth (10th) day following the day on which Public Announcement is first made by the corporation of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In addition to the foregoing provisions of this Section 2.5(b)(ii), a stockholder must also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 2.5(b)(ii). A person shall not be eligible for election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this

Section 2.5(b)(ii). In addition, a nominee shall not be eligible for election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or in any other notice to the corporation or if the Nominee Solicitation Statement applicable to such nominee or any other relevant notice contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. In no event shall any adjournment, recess, cancellation, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.5(b)(ii).

(2)    The chairperson of the special meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded. Without exception, no person shall be eligible for election or re-election as a director of the corporation at a special meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.5(b)(i).

(c)    General Requirements.

(i)    Notwithstanding anything to the contrary in this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the annual or special meeting of stockholders of the corporation to present such stockholder’s nomination or other proposed business, such nomination will be disregarded and such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(ii)    In addition, to be in proper written form, a stockholder providing notice pursuant to Section 2.5(a) or (b) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.5(a) or (b), as applicable, shall be true and correct (i) as of the record dates for determining the stockholders entitled to notice of, and to vote at, the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement, if applicable, shall be received by the secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)) and not later than eight (8) business days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

(d)    Proxy Access for Director Nominees.

(i)    Inclusion of Stockholder Nominees in Proxy Materials. Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting, subject to the provisions of this Section 2.5(d), the corporation will include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the board of directors or a committee appointed by the board of directors, the name, together with the Required Information (as defined below), of any person properly nominated for election (a “Stockholder Nominee”) to the board of directors by an Eligible Stockholder (as defined below). An Eligible Stockholder must expressly elect, at the time of providing the notice required by this Section 2.5(d) (the “Nomination Notice”), to have the nominee of such Eligible Stockholder included in the corporation’s proxy materials pursuant to this Section 2.5(d). For the avoidance of doubt, if a Stockholder Nominee is included in the corporation’s proxy materials for an annual meeting, then the corporation will also include such Stockholder Nominee on (A) any ballot distributed at such annual meeting; (B) the corporation’s proxy card; and (C) any other format through which the corporation permits proxies to be submitted.

(ii)    Definition of Eligible Stockholder. An “Eligible Stockholder” is a stockholder, or a group of no more than 20 stockholders, of the corporation that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures, in each case as set forth in this Section 2.5(d). No person may be a member of more than one group of persons constituting an Eligible Stockholder. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 2.5(d), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For purposes of this Section 2.5(d), two or more funds or trusts will be treated as one stockholder or beneficial owner (a “Qualifying Fund”) if they are (i) under common management and investment control; (ii) under common management and funded primarily by the same employer; or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(iii)    Required Information. For purposes of this Section 2.5(d), the “Required Information” that the corporation will include in its proxy materials is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations of the Commission promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, one or more Supporting Statements (as defined below).

(iv)    Delivery of Nomination Notice. To be timely, a Nomination Notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the anniversary of the day on which the corporation’s proxy statement relating to the immediately preceding annual meeting was first released to stockholders. In the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, in order for a stockholder’s Nomination Notice to be timely it must be so received not earlier than the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which the notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. No adjournment, postponement or other delay of an annual meeting, or any public announcement thereof, will commence a new time period (or extend any time period) for the giving of a Nomination Notice.

(v)    Maximum Number of Stockholder Nominees.

(1)    Maximum Number; Reductions. The maximum aggregate number of Stockholder Nominees that will be included in the corporation’s proxy materials with respect to an annual meeting will not exceed the greater of (A) two or (B) 20 percent of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.5(d), or if such amount is not a whole number, then the closest whole number below 20 percent. This maximum number will be reduced by (1) the number of persons serving as nominees for director who will be included in the corporation’s proxy materials as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of common stock of the corporation by such stockholder or group of stockholders from the corporation); (2) any Stockholder Nominee whose name was submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.5(d) but either (a) is subsequently withdrawn, disregarded or declared invalid or ineligible; or (b) that the board of directors or a committee appointed by the board of directors decides to nominate for election; (3) the number of incumbent directors (as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.5(d) who were Stockholder Nominees at any of the preceding two annual meetings (including any individual covered under clause (2) above) and whose election at the upcoming annual meeting is being recommended by the board of directors; and (4) the number of persons nominated in accordance with Section 2.5(b)(i) (whether or not such nomination is subsequently withdrawn) at the annual meeting. Notwithstanding the previous sentence, in no event will the aggregate number of Stockholder Nominees in the corporation’s proxy materials with respect to an annual meeting be below one if a valid Nomination Notice is properly delivered pursuant to this Section 2.5(d).The number of Stockholder Nominees cannot exceed the number of directors to be elected at the applicable annual meeting.

(2)    Impact of Vacancies. If (A) one or more vacancies for any reason occurs on the board of directors after the last day on which a Nomination Notice may be delivered pursuant to this Section 2.5(d) but before the date of the annual meeting and (B) the board of directors resolves to reduce the size of the board of directors in connection with such vacancy, then the maximum number of Stockholder Nominees will be calculated based on the number of directors in office as so reduced.

(3)    Ranking of Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials must rank its Stockholder Nominees in its Nomination Notice based on the order in which the Eligible Stockholder desires that such Stockholder Nominees be selected for inclusion in the corporation’s proxy materials. If the number of Stockholder Nominees submitted by Eligible Stockholders exceeds the maximum number of nominees provided for pursuant to Section 2.5(d)(v)(1), then the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder will be selected by the corporation for inclusion in the corporation’s proxy materials until the maximum number of Stockholder Nominees is reached, going in order by the number (largest to smallest) of shares of common stock of the corporation that each Eligible Stockholder disclosed as Owned (as defined below) in its Nomination Notice. If the maximum number of Stockholder Nominees is not reached after the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder has been selected, then this process will continue with the next highest-ranked Stockholder Nominees as many times as necessary, following the same order each time, until the maximum number is reached.

(vi)    Ownership. For purposes of this Section 2.5(d), an Eligible Stockholder will be deemed to “Own” only those outstanding shares of common stock of the corporation as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the prior sentence will not include any shares (A) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (B) borrowed by such Eligible Stockholder or any of its affiliates for any purpose; (C) purchased by such Eligible Stockholder or any of its affiliates subject to an agreement to resell; or (D) subject to any option, warrant, forward contract, swap, contract of sale, or other Derivative Instrument or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the full right to vote or direct the voting of any such shares by the Eligible Stockholder or its affiliates; or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or its affiliates. A stockholder will “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares will be deemed to continue during any period in which the stockholder has (a) loaned such shares so long as the stockholder has the power to recall such loaned shares on no more than five business days’ notice and includes with the Nomination Notice an agreement that it (i) will promptly recall such loaned shares upon being notified by the corporation that any of its Stockholder Nominees will be included in the corporation’s proxy materials and (ii) will continue to hold such recalled shares through the date of the annual meeting; or (b) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder. The terms “Owned,” “Owning”, “Ownership” and other variations of the word “Own” will have correlative meanings. Whether outstanding shares of common stock of the corporation are “Owned” for purposes of this

Section 2.5(d) will be determined by the board of directors or any of its committees, which determination will be conclusive and binding on the corporation and its stockholders. For purposes of this Section 2.5(d), the term “affiliate” will have the meaning given to it in Rule 405 promulgated under the Securities Act of 1933 (the “Securities Act”).

(vii)    Eligible Stockholder Requirements.

(1)    Ownership Requirement. To make a nomination pursuant to this Section 2.5(d), an Eligible Stockholder must have Owned continuously for at least three years (the “Holding Period”) a number of shares representing at least three percent of the corporation’s common stock (such required number of shares, the “Required Shares”). For purposes of determining whether the Eligible Stockholder owned the Required Shares for the Holding Period, the number of shares of common stock will be determined by reference to the corporation’s periodic filings with the Commission during the Holding Period. The Required Shares must also be Owned continuously as of (i) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the corporation in accordance with this Section 2.5(d); (ii) the record date for determining stockholders entitled to vote at the annual meeting; and (iii) the date of the annual meeting.

(2)    Additional Requirements for Groups of Stockholders. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 2.5(d), then (i) all shares held by each stockholder constituting their contribution to the Required Shares must have been held by that stockholder continuously for at least the Holding Period, and must also be Owned continuously as of (A) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the corporation in accordance with this Section 2.5(d); (B) the record date for determining stockholders entitled to vote at the annual meeting; and (C) the date of the annual meeting; (ii) each provision in this Section 2.5(d) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions will be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the Required Shares); and (iii) a breach of any obligation, agreement or representation under this Section 2.5(d) by any member of such group will be deemed a breach by the Eligible Stockholder.

(viii)    Information to be Provided by an Eligible Stockholder. Within the time period specified for providing the Nomination Notice, an Eligible Stockholder (which, for purposes of this Section 2.5(d)(viii), will be deemed to include any beneficial owner on whose behalf the nomination is made) making a nomination pursuant to this Section 2.5(d) must provide the following information in writing to the Secretary of the corporation at the principal executive offices of the corporation:

(1)    the name and address of the Eligible Stockholder;

(2)    a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares of common stock of the corporation that it Owns and has Owned continuously during Holding Period; (B) agreeing to continue to Own the Required Shares through the date of annual meeting; and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting (it being understood that this statement will not be deemed to impose any obligation on the Eligible Stockholder to hold any of the Required Shares following the annual meeting);

(3)    in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, (A) the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all such members with respect to the nomination and all related matters (including any withdrawal of the nomination); (B) the written acceptance by such group member of such designation; and (C) the address, phone number and email address of such group member,

(4)    one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Holding Period) verifying that, as of a date within seven calendar days prior to the date that Nomination Notice is delivered or received at the principal executive offices of the corporation, the Eligible Stockholder then Owns, and has Owned continuously for the Holding Period, the Required Shares;

(5)    an undertaking by the Eligible Stockholder to provide, within seven calendar days after (A) the record date for the annual meeting (if, prior to such record date, the corporation (1) has made disclosure of the record date in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Commission pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act; or (2) delivered a written notice (including by email) of the record date to the Eligible Stockholder) or (B) the date on which the corporation delivered to the Eligible Stockholder written notice (including by email) of the record date (if such notice is provided after the record date), one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Holding Period) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;

(6)    in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the board of directors that demonstrates that such Qualifying Fund meets the requirements of a Qualifying Fund;

(7)    the information, agreements, certifications, representations and other documents required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 2.5(b)(i);

(8)    a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Stockholder with the Commission as required by Rule 14a-18 under the Exchange Act (or any successor rule);

(9)    a representation and undertaking that (A) the Eligible Stockholder (1) did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation; (2) has not nominated, and will not nominate, for election to the board of directors at the annual meeting any person other than the Stockholder Nominees being nominated by it pursuant to this Section 2.5(d); (3) has not engaged, and will not engage, in a, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule) in support of the election of any individual as a director at the annual meeting (other than its Stockholder Nominees or a nominee of the board of directors); (4) has not distributed, and will not distribute, to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; (5) has complied, and will comply, with all laws, rules and regulations applicable to any actions taken pursuant to this Section 2.5(d), including the nomination of its Stockholder Nominees and any permissible solicitation in connection with the annual meeting; and (6) consents to the public disclosure of the information provided pursuant to this Section 2.5(d); and (B) the facts, statements and other information in all communications with the corporation and its stockholders by the Eligible Stockholder are, and will be, true and correct in all material respects and do not, and will not, omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(10)    an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provides to the corporation; (B) indemnify and hold harmless the corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, employees, agents or affiliates arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect any Stockholder Nominees pursuant to this Section 2.5(d); (C) comply with all requirements of this Section 2.5(d); and (D) upon request, provide to the corporation within five business days all after such request, but in any event prior to the date of the applicable annual meeting, such additional information as is reasonably requested by the corporation (including any information reasonably necessary to verify the Eligible Stockholder’s continuous Ownership of the Required Shares for the Holding Period and through the date of the annual meeting).

(ix)    Representations and Agreement of any Stockholder Nominee.

(1)    Materials Required to be Provided. Within the time period specified in this Section 2.5(d) for delivering the Nomination Notice, each Stockholder Nominee must deliver to the Secretary of the corporation a written representation and agreement that the Stockholder

Nominee (A) other than as disclosed to the corporation, (1) is not, and will not become, a party to any agreement, arrangement or understanding with, and has not given, and will not give, any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question; and (2) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee or director; (B) if elected, will comply with the corporation’s corporate governance guidelines, code of conduct, share ownership and trading policies and guidelines, and any other policies and guidelines of the corporation applicable to directors, as well as any applicable law, rule or regulation or listing requirement; (C) consents to being named in the corporation’s proxy statement for the annual meeting as a nominee of the applicable Eligible Stockholder or of the board of directors; (D) agrees to serve as a director if elected; (E) consents to the public disclosure of the information provided pursuant to this Section 2.5(d); and (F) represents that such Stockholder Nominee intends to serve as director of the corporation for the full term if so elected.

(2)    Additional Materials. At the written request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days of such request, submit all (A) completed and signed questionnaires required of the corporation’s directors, nominees for director, and officers; and (B) additional information requested by the corporation (1) as may be reasonably necessary to permit the board of directors or any of its committees to determine if such Stockholder Nominee (a) is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Applicable Independence Standards”); (b) is eligible to serve as a director of the corporation; (c) has any direct or indirect relationship with the corporation; and (d) is not, and has not been, subject to any event specified in Item 401(f) of Regulation S-K promulgated under the Securities Act (or any successor rule) or any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); and (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee.

(x)    Supporting Statement. For each of its Stockholder Nominees, the Eligible Stockholder may provide to the Secretary of the corporation, within the time period specified for providing the Nomination Notice, a written statement, not to exceed 500 words, for inclusion in the corporation’s proxy statement for the annual meeting in support of the candidacy of such Stockholder Nominee (a “Supporting Statement”). No Supporting Statement may include any images, charts, pictures, graphic presentations or similar items.

(xi)    True, Correct and Complete Information. If any information or communications provided by any Eligible Stockholder or Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), then such Eligible Stockholder or Stockholder Nominee, as the case may be, must promptly notify the Secretary of the corporation in writing and provide the information that is required to make such information or communication true, correct, complete and not misleading. In addition, any person or entity providing any information to the corporation pursuant to this Section 2.5(d) must further update and supplement such information, if necessary, so that all such information is true and correct as of the record date for the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, postponement or other delay thereof. Any update or supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) pursuant to this Section 2.5(d)(xi) must be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation no later than (i) five business days after the record date for the annual meeting (in the case of any update and supplement required to be made as of the record date); and (ii) seven business days prior to the date of the annual meeting or any adjournment, postponement or other thereof (in the case of any update and supplement required to be made as of 10 business days prior to the annual meeting). No notification, update or supplement provided pursuant to this Section 2.5(d)(xi) or otherwise will be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials).

(xii)    Disqualifications and Exclusions of Stockholder Nominees.

(1)    Bases for Disqualifying or Excluding Stockholder Nominees. Notwithstanding anything to the contrary in this Section 2.5(d), the corporation will not be required to include a Stockholder Nominee in its proxy materials (A) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule)) in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominees or a nominee of the board of directors; (B) who is not independent under the Applicable Independence Standards, as determined in good faith by the board of directors or any of its committees; (C) whose election as a member of the board of directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal exchanges upon which the corporation’s shares of common stock are listed or traded, or any applicable law, rule or regulation; (D) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (F) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); (G) if such Stockholder Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.5(d) or otherwise becomes unavailable for election at the annual meeting (including because such Stockholder Nominee is no longer willing to serve on the board of directors); (H) if such Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee has provided information to the corporation with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the board of directors; (I) if such Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder, as applicable, or fails to comply with its obligations pursuant to this Section 2.5(d); (J) if the Eligible Stockholder who has nominated such Stockholder Nominee ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting; or (K) if such Stockholder Nominee and the Eligible Stockholder (or a representative thereof) or, in the case of a nomination by a group of stockholders, the representative designated by the group in accordance with Section 2.5(d)(viii)(3), do not appear at the annual meeting to, as applicable, present the Stockholder Nominee for election.

(2)    Process Following Disqualification or Exclusion. Following any determination in accordance with Section 2.5(d)(xii)(1), (A) the corporation will not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder; (B) to the extent feasible, the corporation may remove the information concerning a Stockholder Nominee and any related Supporting Statement (or portion thereof) from its proxy materials or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting; and (C) the board of directors or the person presiding at the annual meeting will declare the nomination of such Stockholder Nominee to be invalid and such nomination will be disregarded notwithstanding that proxies in support of such Stockholder Nominee may have been received by the corporation.

(3)    Future Status of Withdrawn or Ineligible Stockholder Nominees. Any Stockholder Nominee who is included in the corporation’s proxy materials for an annual meeting but either (A) withdraws from or becomes ineligible or unavailable for election at such annual meeting or (B) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election at such annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 2.5(d) for the next two annual meetings. For the avoidance of doubt, the preceding sentence will not prevent any stockholder from nominating any person to the board of directors pursuant to Section 2.5(b).

(xiii)    No Stockholder Nominees at Contested Annual Meetings. Notwithstanding anything to the contrary in this Section 2.5(d), if the corporation receives notice pursuant to Section 2.5(b) that any stockholder intends to nominate any person for election to the board of directors an annual meeting, then the corporation will not include in its proxy materials any Stockholder Nominees at such annual meeting.

(xiv)    Filing Obligation. The Eligible Stockholder (including any person or entity who Owns shares of common stock of the corporation that constitute part of the Ownership of such Eligible Stockholder for purposes of meeting the Required Shares) must file with the Commission any solicitation of the corporation’s stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act (or any successor rule) or whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act.

(xv)    Omitted Disclosure by the Corporation. Notwithstanding anything to the contrary contained in this Section 2.5(d), the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) violates any applicable law, rule, regulation or listing standard.

(xvi)    No Limitation on the Corporation. Nothing in this Section 2.5(d) will limit the corporation’s ability to (i) solicit against any Stockholder Nominee; (ii) include in its proxy materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee (including any information provided to the corporation pursuant to this Section 2.5(d)); or (iii) include in its proxy materials any Stockholder Nominee as a nominee of the board of directors.

(xvii)    Board of Directors Has Exclusive Power to Interpret. The board of directors or a committee appointed by the board of directors will have the exclusive power and authority to interpret the provisions of this Section 2.5(d) and make all determinations deemed necessary or advisable in connection with this Section 2.5(d). All interpretations and determinations by the board of directors or a committee appointed by the board of directors will be made in good faith and be final, conclusive and binding on the corporation, its stockholders and beneficial owners, and all other parties. All such actions, interpretations and determinations shall be final, conclusive and binding on the corporation, its stockholders and all other parties.

(xviii)    Exclusive Method for Proxy Access. This Section 2.5(d) provides the exclusive method for a stockholder to include nominees for election to the board of directors in the corporation’s proxy materials.

2.6    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be given in the manner set forth in the General Corporation Law of Delaware.

An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or other agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7    QUORUM.

The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented, in accordance with Section 2.8 of these bylaws.

If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the voting power of the stockholders initially constituting the quorum.

2.8    ADJOURNED MEETING; NOTICE. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) calendar days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law of the State of Delaware and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.9    VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of the State of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock, and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any question (subject to Section 3.3 of these bylaws in respect of the election of directors) properly brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws or the rules of any applicable stock exchange, a different vote is provided, in which case such express provision shall govern and control the decision of the question. Subject to Section 3.3 in respect of the election of directors, where a separate vote by a class or series or classes or series is required, the affirmative vote of the majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange.

2.10    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

(a)    Stockholder Action and Request for Record Date. Subject to the other provisions of these bylaws and unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice (other than as required by this Section 2.10) and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this Section 2.10. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of the corporation and delivered to the corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this section. Following receipt of the notice, the board of directors shall have ten (10) calendar days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the board of directors and shall not precede the date such resolution is adopted. If the board of directors fails within ten (10) calendar days after the corporation receives such notice to fix a record date for such purpose, provided that the request is valid and fixing a record date is appropriate, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in paragraph (d) of this Section 2.10; except that, if prior action by the board of directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(b)    Notice Requirements. Any stockholder’s notice required by paragraph (a) of this Section 2.10 must describe the action that the stockholder proposes to take by consent. For each such proposal, every notice by a stockholder must include the information required by Section 2.5 as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, and, to the extent not otherwise required by Section 2.5, such notice must also state, (i) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the bylaws of the corporation), (ii) the reasons for soliciting consents for the proposal, (iii) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the beneficial owner or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder).

(c)    Date of Consent. No written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraphs (d) and (e) as a “Consent”) shall be effective to take the corporate action referred to therein unless Consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner required by this Section 2.10 within 60 days of the first date on which a Consent is so delivered to the corporation.

(d)    Delivery of Consent / Inspectors of Election. Every Consent must be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery must be made by hand or by certified or registered mail, return receipt requested.

Within five (5) business days after receipt of the earliest dated Consent delivered to the corporation in the manner provided above or the determination by the board of directors that the corporation should seek corporate action by written consent, as the case may be, the secretary of the corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the corporation.

Consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the soliciting stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the corporation, the soliciting stockholder or their representatives or any other entity. In the event the inspectors determine that valid and unrevoked consents representing a sufficient number of shares to approve the actions proposed to be taken by consent have been delivered, the inspectors shall inform the corporation and the soliciting stockholders of that determination, and in any event the inspectors shall inform the corporation and the soliciting stockholders of the number of valid, unrevoked consents received by the inspectors as of the close of business on the sixtieth (60th) day following the first date on which a Consent is delivered to the corporation.

(e)    Challenge to Validity of Consent. Nothing contained in this Section 2.10 shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the inspectors or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

2.11    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.

In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 days nor less than 10 days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the General Corporation Law of the State of Delaware and this Section 2.11 at the adjourned meeting.

The record date for any purpose other than acting by written consent or determining entitlement to notice of and to vote at a meeting of stockholders shall be as provided in Section 8.1 of these bylaws.

2.12    PROXIES. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by an instrument in writing or by a transmission permitted by law and filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A written proxy may be in the form of an electronic transmission (as defined in Section 232 of the General Corporation Law of the State of Delaware) which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholders. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of the State of Delaware.

2.13    ORGANIZATION. The chief executive officer, or in the absence of the chief executive officer, the president, or in the absence of the president, the chairman of the board, or in the absence of the chairman of the board, any vice president (excluding Non-Executive Officers, as described in Section 5.1 of these bylaws), shall call the meeting of the stockholders to order, and shall act as chairperson of the meeting. In the absence of the chief executive officer, the president, the chairman of the board, and all of the vice presidents (excluding Non-Executive Officers, as described in Section 5.1 of these bylaws), the stockholders shall appoint a chairperson for such meeting. The chairperson of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of the meeting shall have the power, whether or not a quorum is present, to adjourn the meeting to another place, if any, date or time. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary of the corporation at any meeting of the stockholders, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.14    LIST OF STOCKHOLDERS ENTITLED TO VOTE. The corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

2.15    INSPECTORS OF ELECTION.

Before any meeting of stockholders, the corporation may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairperson of the meeting may appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a)    determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies and ballots;

(b)    receive, count and tabulate all votes or ballots; and

(c)    hear and determine all challenges to any determinations made by the inspectors.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

3.1    POWERS. Subject to the provisions of the General Corporation Law of the State of Delaware and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2    NUMBER OF DIRECTORS. The authorized number of directors shall be determined from time to time by resolution of the Whole Board, provided that the board of directors shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.3    ELECTION AND TERM OF OFFICE OF DIRECTORS. Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. A nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.5 of these bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date that is ten (10) calendar days in advance of the date the corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Commission. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Each director, including a director elected or appointed to fill a vacancy (including vacancies from newly created directorships), shall hold office until a successor has been elected and qualified or until such person’s earlier resignation, death or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

3.4    RESIGNATION, VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

(a)    Any director may resign only by giving notice in writing or by electronic transmission to the chairman of the board, the president, the secretary or the board of directors of the corporation. Such resignation shall be effective upon delivery, unless the notice specifies a later time (including a time determined upon the happening of an event or events) for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

(b)    Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the board of directors, vacancies in the board of directors and newly created directorships may only be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Each director so elected shall hold office until a successor has been elected and qualified or until such person’s earlier resignation, death or removal.

(c)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of the State of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of the State of Delaware as far as applicable.

3.5    REMOVAL OF DIRECTORS. Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.6    PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation unless otherwise designated in the notice of the meeting. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Any meeting of the board, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such participating directors shall be deemed to be present in person at the meeting.

3.7    MINUTES. The board of directors shall keep regular minutes of its meetings.

3.8    REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time as shall from time to time be determined by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

3.9    SPECIAL MEETINGS; NOTICE.

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, any vice president (excluding Non-Executive Officers, as described in Section 5.1 of these bylaws), the secretary of the corporation or any two directors.

Notice of the time and place of special meetings shall be (i) delivered personally by hand, by courier or by telephone, (ii) sent by United States first-class mail, postage prepaid, (iii) sent by facsimile or (iv) sent by electronic mail or otherwise given by electronic transmission (as defined in Section 232 of the General Corporation Law of the State of Delaware), directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as it is shown on the records of the corporation. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail or otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation or by conference telephone or similar communication equipment.

3.10    QUORUM; VOTING.

A majority of the Whole Board shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and applicable law.

3.11    ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the board to another time and place.

3.12    NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting of the board need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.9 of these bylaws, to the directors who were not present at the time of the adjournment.

3.13    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing or by electronic transmission to that action. Such action by written consent or electronic transmission shall have the same force and effect as a unanimous vote of the board of directors. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.13 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. Such written consent and any counterparts thereof or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board of directors.

3.14    FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.15    APPROVAL OF LOANS TO OFFICERS. Subject to the last sentence hereof, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any employee of the corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this Section 3.15 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. Notwithstanding the foregoing, the corporation shall in no event make any new loan to any director or executive officer or make any material modification to any existing loan.

3.16    SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION. In the event only one director is required by these bylaws or the certificate of incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to the board of directors.

ARTICLE IV

COMMITTEES

4.1    COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the Whole Board, designate one (1) or more committees, each consisting of one (1) or more of the directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the Whole Board. Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board, but no such committee shall have the power or authority to (i) approve or adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopt, amend, or repeal any bylaw of the corporation.

4.2    MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these bylaws: Section 3.6 (place of meetings; meetings by telephone), Section 3.8 (regular meetings), Section 3.9 (special meetings; notice), Section 3.10 (quorum), Section 8.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment) and Section 3.13 (board action by written consent without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee, its chair and its members for the board of directors, its chair and its members; provided, however, that the time and place of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors or by resolution of the committee, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

4.3    COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings.

4.4    SUBCOMMITTEES. Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V

OFFICERS

5.1    OFFICERS.

The Executive Officers of the corporation shall be such persons as are designated as such by the board of directors and shall include, but not be limited to, a chief executive officer, a president and a chief financial officer. Additional Executive Officers may by appointed by the board of directors from time to time.

In addition to the Executive Officers of the corporation described above, there may also be such Non-Executive Officers of the corporation as may be designated and appointed from time to time by the chief executive officer in accordance with the provisions of Section 5.2 of these bylaws. Any number of offices may be held by the same person.

5.2    ELECTION OF OFFICERS.

The Executive Officers of the corporation shall be chosen by the board of directors, subject to the rights, if any, of an Executive Officer under any contract of employment, and shall hold their respective offices for such terms as the board of directors may from time to time determine.

Non-Executive Officers of the corporation shall be chosen by the chief executive officer and shall hold their respective offices for such terms as the chief executive officer may from time to time determine.

5.3    REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an Executive Officer under any contract of employment, any Executive Officer may be removed, either with or without cause, by the board of directors.

Any Non-Executive Officer may be removed, either with or without cause, at any time by the chief executive officer or by the Executive Officer to whom such Non-Executive Officer reports.

Any officer may resign at any time only by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.4    VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

5.5    CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise such other powers and perform such other duties as may from time to time be assigned to him or her by the board of directors or as may be prescribed by these bylaws. If there is no chairman of the board, then the chief executive officer shall have the powers and duties prescribed herein.

5.6    CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. The chief executive officer may preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors.

5.7    PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chief executive officer, if there be such an officer, the president of the corporation shall, subject to the control of the board of directors, have general supervision over the operations of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.8    CHIEF FINANCIAL OFFICER.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his or her position as a director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.9    EXECUTIVE OFFICER VICE PRESIDENTS. In the absence or disability of the president, and if there is no chairman of the board, the Executive Officer vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, an Executive Officer vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The Executive Officer vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.10    SECRETARY AND ASSISTANT SECRETARY.

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of directors and stockholders. The minutes shall show the date, time and place, if any, of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

5.11    AUTHORITY AND DUTIES OF OFFICERS. In addition to the foregoing powers, authority and duties, all officers of the corporation shall respectively have such authority and powers and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

5.12    EXECUTION OF CONTRACTS AND OTHER DOCUMENTS. Each Executive Officer and Non-Executive Officer of the corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances or any other document or instrument which (i) is authorized by the board of directors or (ii) is executed in accordance with policies adopted by the board of directors from time to time, except in each case where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the board of directors to some other officer or agent of the corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the corporation.

The corporation shall pay the expenses (including attorney’s fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 6.1 or otherwise.

The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation’s Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

6.2    INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3    INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware.

ARTICLE VII

MISCELLANEOUS

7.1    REPRESENTATION OF SECURITIES OF OTHER ENTITIES. The chairman of the board, if any, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of the corporation, or any other person authorized by the board of directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares or other securities of any other entity or entities, and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of any entity or entities, standing in the name of this corporation, including the right to act by written consent. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

7.2    CERTIFICATION AND INSPECTION OF BYLAWS. The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary of the corporation, shall be kept at the corporation’s principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.

ARTICLE VIII

GENERAL MATTERS

8.1    RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action other than as provided for in Article II of these bylaws, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) calendar days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided by law.

If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the applicable resolution.

8.2    CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3    CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4    STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES.

The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

Stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the corporation only by the record holder of such stock or by his or her attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender of the certificate to the secretary of the corporation or transfer agent therefor, which shall be canceled before a new certificate shall be issued.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.5    SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.6    LOST CERTIFICATES. Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is alleged to have been lost, stolen or destroyed, authorize the issuance of replacement certificates or uncertificated shares on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate or uncertificated shares.

8.7    TRANSFER AGENTS AND REGISTRARS. The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company — either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

8.8    NOTICE TO STOCKHOLDERS SHARING AN ADDRESS. Except as otherwise prohibited under the General Corporation Law of the State of Delaware, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 8.8 shall not apply to Sections 164, 296, 311, 312 or 324 of the General Corporation Law of the State of Delaware.

8.9    NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL. Whenever notice is required to be given, under the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the General Corporation Law of the State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

8.10    WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors or stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting.

8.11    CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, as used in these bylaws, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

8.12    FORUM SELECTION. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action arising pursuant to any provision of the General Corporation Law of the State of Delaware or the certificate of incorporation or these bylaws (as either may be amended from time to time), and (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court, or for which such court does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 8.12.

ARTICLE IX

AMENDMENTS

The bylaws of the corporation may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the total voting power of outstanding shares of stock entitled to vote thereon, or by the board of directors.

Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

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